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                                                                 Exhibit 10.8



                           LOAN MODIFICATION AGREEMENT

     This Loan Modification Agreement is entered into as of September 11, 1996, by and between GeoTel Communications Corporation ("Borrower") whose address is 25 Porter Road, Littleton, MA 01460 and Silicon Valley Bank, a California-chartered bank ("Lender"), with its principal place of business at 3003 Tasman Drive, Santa Clara, CA 95054 and with a loan production office located at Wellesley Office Park, 40 William Street, Suite 350, Wellesley, MA 02181, doing business under the name "Silicon Valley East".

1. DESCRIPTION OF EXISTING INDEBTEDNESS: Among other indebtedness which may be owing by Borrower to Lender, Borrower is indebted to Lender pursuant to, among other documents, a Promissory Note, dated May 18, 1994 in the original principal amount of Five Hundred Thousand and 00/100 Dollars ($500,000.00) (the "Term Note 1"), a Promissory Note, dated May 1, 1995, in the original principal amount of Six Hundred Thousand and 00/100 Dollars ($600,000.00 (the "Term Note 2"), and a Promissory Note, dated March 1, 1995 in the original principal amount of Two Hundred Fourteen Thousand Seven Hundred Eighty Two and 53/100 Dollars ($214,782.53) (the "Term Note 3"). The Term Note 1, Term Note 2 and Term Note 3 shall be referred to collectively herein as the Notes. Notwithstanding anything to the contrary contained in the Notes, the Notes, together with other promissory notes from Borrower to Lender, shall now be governed by the terms and conditions of the Letter Agreement, dated September 11, 1996, between Borrower and Lender, as such agreement may be amended from time to time (the "Loan Agreement"). Such Loan Agreement shall supersede any and all existing letter agreements between Borrower and Lender. Capitalized terms used but not otherwise defined herein shall have the same meaning as in the Loan Agreement.

Hereinafter, all indebtedness owing by Borrower to Lender shall be referred to as the "Indebtedness."

2. DESCRIPTION OF COLLATERAL: Repayment of the Indebtedness is secured by a Commercial Security Agreement, dated May 18, 1994, and Collateral Assignment, Patent Mortgage and Security Agreement dated May 18, 1994.

Hereinafter, the above-described security documents, together with all other documents securing payment of the Indebtedness shall be referred to as the "Security Documents". Hereinafter, the Security Documents, together with all other documents evidencing or securing the Indebtedness shall be referred to as the "Existing Loan Documents."

3.   DESCRIPTION OF CHANGE IN TERMS.

     A.   Modification(s) to Notes.
          -------------------------

          1. The Notes are hereby amended to provide that Borrower now has the option to adjust the interest rate on the unpaid principal balance of the Notes, to either a variable rate or a fixed rate, as described-below:

               A rate equal to the Index (as defined therein), resulting in an initial rate of 8.250% per annum (the "Variable Rate") or a fixed rate of either (i) a three (3) year Treasury Yield Percentage plus 300 basis points or (ii) the LIBOR Rate plus 250 basis points.

               For purposes of this Agreement:

               "Treasury Yield Percentage" shall be defined as the most recent weekly average yield on actively traded U.S. Treasury obligations as determined by reference to the week ending figures published in the most recent Federal Reserve Statistical Release which shall become available at least two business days prior to the date as of which such yield is to be


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     determined, or if a Statistical Release is not then published, the arithmetic average (rounded to the nearest .01%) of the per annum yields to maturity for each business day during the week ending at least two business days prior to the date such determination is made, of all issues of actively traded marketable United States Treasury fixed interest rate securities with a constant maturity equal to, or not more than 30 days longer or 30 days shorter than the average life of the payments of principal and interest that are avoided by any prepayment (excluding all such securities which can be surrendered at the option of the holder at the face value of payment of any Federal estate tax, or which provide for tax benefits to the holder).

     "LIBOR Rate" means a rate per annum (rounded upwards, if necessary, to the nearest 1/16 of 1%) equal to (i) the LIBOR Base Rate (for the Interest Period) divided by (ii) 1 minus the Reserve Requirement for such Interest Period.

     "LIBOR Base Rate" means the rate of interest per annum determined by Lender to be the per annum rate of interest as which deposits in United States Dollars are offered to Lender in the London interbank market in which Lender customarily participates at 11:00 A.M. (local time in such interbank market) two (2) business days before the end of the Draw Period.

     "Interest Period" means either a thirty, sixty or ninety day LIBOR Base Rate, as Borrower may elect.

     "Reserve Requirement" means the average maximum rate at which reserves (including any marginal, supplemental or emergency reserves) are required to be maintained during such Interest Period under Regulation D against "Eurocurrency liabilities" (as such term is used in Regulation D) by member banks of the Federal Reserve System. Without limiting the effect of the foregoing, the Reserve Requirement shall reflect any other reserves required to be maintained by Lender by reason of any Regulatory Change against (i) any category of liabilities which includes deposits by reference to which the LIBOR Rate is to be determined as provided in the definition of "LIBOR Base Rate" or (ii) any category of extensions of credit or other assets which include Loans.

     "Regulatory Change" means, with respect to Lender, any change on or after the date of this Note in United States federal, state or foreign laws or regulations, including Regulation D, or the adoption or making on or after such date of any interpretations, directives or requests applying to a class of lenders including Lender of or under any United States federal or state, or any foreign, laws or regulations (whether or not having the force of law) by any court or governmental or monetary authority charged with the interpretation or administration thereof.

2.   The following paragraphs are hereby added:

     PREPAYMENT. Borrower agrees that all loan fees and other prepaid finance charges are earned fully as of the date of the loan and will not be subject to refund upon early payment (whether voluntary or as a result of default), except as otherwise required by law. During such time as the Variable Rate is in effect, Borrower may pay without penalty all or a portion of the amount owed earlier than it is due. Early payments will not, unless agreed to by Lender in writing, relieve Borrower of Borrower's obligation to continue to make payments of accrued unpaid interest. Rather, they will reduce the principal balance due. Notwithstanding any other provisions of this Note, in the event Borrower elects the fixed rate option, the following pre-payment penalty shall apply:


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     "Prepayment Penalty" means with respect to prepayment of all or any portion of the Obligations which are subject to a fixed rate of interest (the
     "Fixed Obligations"), a fee equal to the greater of (i) zero or (ii) the Mark to Market Adjustment. "Mark to Market Adjustment" means the amount, calculated on the Prepayment Date, equal to the difference between (a) the principal amount of the Fixed Obligations or portion thereof to be prepaid as of such Prepayment Date, less (b) the Mark to Market Value of the Fixed Obligations or portion of thereof to be prepaid on such Prepayment Date. "Mark to Market Value" means the amount calculated on any Prepayment Date, equal to the sum of the present values of each prospective payment of principal and interest which, without such full or partial prepayment, could otherwise have been received by Lender over the remaining contractual life of the Fixed Obligations to be prepaid if Lender had instead invested the Fixed Obligations proceeds on the Closing Date of such Fixed
     Obligations at the Initial Blended Money Market Funds Rate. The individual discount rate used to evaluate each prospective payment of interest or principal shall be the Current Blended Money Market Funds Rate for the maturity matching that of each specific payment of principal or interest. "Current Blended Money Market Funds Rate means that zero-coupon rate, calculated on the applicable Prepayment Date, which would be attainable by Lender if it borrowed funds on such Prepayment Date in a maturity matching a specific principal or interest payment date. Such funds would be borrowed in one or more wholesale funding markets available to Lender, including negotiable certificates of deposit, Federal Funds or others. A separate Current Blended Money Market Funds Rate will be calculated for each principal repayment or interest payment date. The calculation of the Current Blended Money Market Funds Rate shall be at the sole discretion of Lender. "Initial Blended Money Market Funds Rate" means that borrowing rate, calculated on the funding date with respect to any Fixed Obligation and including costs incurred by Lender for FDIC insurance, reserve requirements, and other such explicit or implicit costs levied upon Lender by any regulatory agency which would be attainable by Lender had it borrowed funds with an interest payment frequency and principal repayment schedule matching that of such Obligation. Such funds would be borrowed in one or more wholesale funding markets available to Lender, including negotiable certificates of deposit, Federal Funds or others. Borrower acknowledges that Lender may not actually fund the Obligation with any such specific matched set or mix of instruments. The calculation of the Initial Blended Money Market Funds Rate shall be at the sole discretion of Lender.

4. CONSISTENT CHANGES. The Existing Loan Documents are hereby amended wherever necessary to reflect the changes described above.

5. NO DEFENSES OF BORROWER. Borrower agrees that, as of this date, it has no defenses against the obligations to pay any amounts under the Indebtedness.

6. CONTINUING VALIDITY. Borrower understands and agrees that in modifying the existing Indebtedness, Lender is relying upon Borrower's representations, warranties, and agreements, as set forth in the Existing Loan Documents. Except as expressly modified pursuant to this Loan Modification Agreement, the terms of the Existing Loan Documents remain unchanged and in full force and effect. Lender's agreement to modifications to the existing Indebtedness pursuant to this Loan Modification Agreement in no way shall obligate Lender to make any future modifications to the Indebtedness. Nothing in this Loan Modification Agreement shall constitute a satisfaction of the Indebtedness. It is the intention of Lender and Borrower to retain as liable parties all makers and endorsers of Existing Loan Documents, unless the party is expressly released by Lender in writing. No maker, endorser, or guarantor will be released by virtue of this

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Loan Modification Agreement. The terms of this Paragraph apply not only to this
Loan Modification Agreement, but also to all subsequent loan modification agreements.

7. JURISDICTION/VENUE. Borrower accepts for itself and in connection with its properties, unconditionally, the non-exclusive jurisdiction of any state or federal court of competent jurisdiction in the Commonwealth of Massachusetts in any action, suit, or proceeding of any kind against it which arises out of or by reason of this Loan Modification Agreement; provided, however, that if for any reason Lender cannot avail itself of the courts of the Commonwealth of Massachusetts, then venue shall lie in Santa Clara County, California.

8. COUNTERSIGNATURE. This Loan Modification Agreement shall become effective only when it shall have been executed by Borrower and Lender (provided, however, in no event shall this Loan Modification Agreement become effective until signed by an officer of Lender in California).

     This Loan Modification Agreement is executed as of the date first written above.





BORROWER:                                 LENDER:

GEOTEL COMMUNICATIONS CORPORATION         SILICON VALLEY BANK, DOING BUSINESS AS
                                          SILICON VALLEY EAST


By: /s/ TIMOTHY J. ALLEN                  By:
    ------------------------------           ----------------------------------

Name: TIMOTHY J. ALLEN                    Name:
     -----------------------------             --------------------------------

Title: VICE PRESIDENT AND CFO             Title:
      ----------------------------              -------------------------------



                                          SILICON VALLEY BANK


                                          By:
                                             ----------------------------------

                                          Name:
                                               --------------------------------

                                          Title:
                                                -------------------------------
                                                 (Signed at Santa Clara, CA)


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